Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Shape Security, Inc.:
We consent to the use of our report dated November 27, 2019, with respect to the consolidated financial statements, incorporated by reference herein.

/s/ KPMG LLP
Santa Clara, California
May 6, 2020